AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON June 6, 2001

      REGISTRATION NO._____________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                Amendment No. 1

                                   FORM SB-2/A
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       ADVANCED PLANT PHARMACEUTICAL, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)

              DELAWARE                               59-2762023
              --------                               ----------
   (State or other jurisdiction of      (I.R.S. Employer Identification No.)
    incorporation or organization)

                               43 West 33rd Street
                            New York, New York 10001
                       -----------------------------------
               (Address of Principal Executive Office) (Zip Code)

                         Commission File No.: 000-30256

                           David Lieberman, President
                  43 West 33rd Street, New York, New York 10001
                                 (212) 695-3334
                        ---------------------------------
            (Name, address and telephone number of agent for service)
                                   Copies to:

                             Michael S. Krome, P.C.
                                  8 Teak Court
                           Lake Grove, New York 11755
                                 (631) 737-8381
                                 -------------


        Securities to be registered pursuant to Section 12(b) of the Act:

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
================================================================================
                               Proposed        Proposed
Title of          Amount       Maximum         Maximum              Amount of
Securities to     to be        Offering Price  Aggregate            Registration
Be Registered     Registered   Per Share (1)   Offering Price (1)   Fee
---------------   ----------   ----------      -----------------    ------------
Common Stock,     44,245,122   $0.048          $2,123,766           $561.00
par value $.007
per share
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, based on the closing price of the Common Stock, as reported by the OTC Bulletin Board, on June 1, 2001.
================================================================================

(1) The shares of common stock are being registered hereby for the account of certain shareholders of Applied Plant Pharmaceutical, Inc. No other shares of common stock are being registered pursuant to this offering. Pursuant to Rule 416, this registration statement also covers such indeterminate number of additional shares of common stock as may be issued because of future stock dividends, stock distributions, stock splits, or similar capital readjustments.

(2) Estimated solely for the purpose of calculating the filing fee pursuant to Rule 457(c) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THAT DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.


                                44,245,122 Shares

                      Advanced Plant Pharmaceuticals, Inc.

                                  Common Stock

This prospectus relates to 44,245,122 shares of common stock of Advanced Plant Pharmaceuticals, Inc., a Delaware corporation ("Advanced Plant Pharmaceuticals"). These shares are offered by the selling shareholders and securityholders ("Selling Shareholders"). Advanced Plant Pharmaceuticals will not receive any of the proceeds from any sales of the shares. Some of the selling shareholders are entitled to acquire the shares by converting convertible notes. If the selling securityholders fully convert their convertible notes, Advanced Plant Pharmaceuticals will not have to repay the principal amount of the convertible notes. See "Selling Shareholders."

The common stock is traded on the OTC Electronic Bulletin Board under the symbol "APPI." On June 1, 2001, the last reported sale price for the common stock, as reported on the OTC Electronic Bulletin Board, was $0.048 Per share. The selling shareholders may, from time to time, sell the shares at market prices prevailing on Nasdaq at the time of the sale or at negotiated prices under the terms described under the caption "Plan of Distribution."

Price to the public: The selling shareholders may sell the common stock in one or more transactions through brokers in the over-the-counter market, in private transactions, or otherwise, at current market prices. Accordingly, sales prices will depend upon price fluctuations and the manner of sale.

Proceeds to shareholders: Proceeds to the selling shareholders will depend upon price fluctuations and the manner of sale.

Proceeds to Advanced Plant Pharmaceuticals: Advanced Plant Pharmaceuticals will not receive any of the cash proceeds from the sale of shares of common stock of the selling shareholders. Advanced Plant Pharmaceuticals will receive the cash proceeds from the sale of securities registered hereunder but sold at a later date. The sale of the shares underlying this prospectus will have a depressive effect on the market price of our common stock.

The last reported sale price for the common stock on June 1, 2001, as reported on the Nasdaq OTC Electronic Bulletin Board, was $0.048 per share.

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE .

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus and the related registration statement filed with the Securities and Exchange Commission have been prepared at Advanced Plant Pharmaceuticals's expense as required by the convertible notes. We estimate that our related expenses will be approximately $25,000. No underwriting commissions or discounts will be paid by Advanced Plant Pharmaceuticals in connection with this offering.

Underwriting discount: The selling shareholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, brokerage commissions or similar fees in amounts which may vary from transaction to transaction. Such brokerage commissions and charges and the legal fees, if any, will be paid by the selling shareholders. Advanced Plant Pharmaceuticals will bear all other expenses in connection with registering the shares being offered, which expenses are estimated to total approximately $40,560.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                         -------------------------------

AVAILABLE INFORMATION

         Advanced Plant Pharmaceuticals is subject to informational requirements of the Securities Exchange Act of 1934. In accordance with the 1934 Act, Advanced Plant Pharmaceuticals files reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copies at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-(800)-SEC-0330 for further information on the Public Reference Room. Advanced Plant Pharmaceuticals's Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's Internet site at http://www.sec.gov.

         Advanced Plant Pharmaceuticals has filed a registration statement for Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock being offered. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission pursuant to the 1934 Act are hereby incorporated in this prospectus by reference:

                  1. Advanced Plant Pharmaceuticals's Annual Report on Form 10-KSB for the year ended December 31, 2000;

                  2. Advanced Plant Pharmaceuticals's Quarterly Report on Form 10-QSB for the period ended March 30, 2000.

         All  documents  filed by Advanced  Plant  Pharmaceuticals,  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus. Any information incorporated by reference shall be modified or superseded by any information contained in this prospectus or in any other document filed later with the Commission, which modifies or supersedes such information. Any information that is modified or superseded shall become a part of this prospectus as the information has been so modified or superseded.

         We will provide, without charge, to each person to whom a prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless such exhibits are specifically incorporated by reference into such documents). Please direct such requests to David Lieberman, President, 43 West 33rd Street, New York, New York 10001, telephone number (212) 695-3334.

                        ---------------------------------

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Forward-looking statements include the information concerning possible or assumed future results of operations of Advanced Plant Pharmaceuticals and its subsidiaries. Also, when we use words such as "believes," "expects," "anticipates," or similar expressions, we are making forward-looking statements. Prospective investors should note that many factors, some of which are discussed elsewhere in this documents and in the exhibits, could affect the future financial results of Advanced Plant Pharmaceuticals and its subsidiaries and could cause the results to differ materially from those expressed in our forward-looking statements contained in this document or the exhibits. These factors include the following:

     -   Operating, legal and regulatory risks;

     - Economic, political and competitive forces affecting our financial services business; and

     -   The risk that our analysis of these risks and forces could be incorrect
         and/or  that  the  strategies   developed  to  address  them  could  be
         unsuccessful.

         The accompanying information contained in this prospectus, as well as in Advanced Plant Pharmaceuticals's 1934 Act filings, identifies important additional factors that could adversely affect actual results and performance. Prospective investors are urged to carefully consider such factors.

         All   forward-looking   statements   attributable   to  Advanced  Plant
Pharmaceuticals are expressly qualified in their entirety by the foregoing cautionary statements.


BUSINESS OF THE COMPANY

Advanced Plant Pharmaceuticals, Inc. (the "Company" or "APPI") was incorporated in the State of Delaware in 1986, under the name Ventra Management, Inc. ("Ventra"). On July 20, 1994, Ventra amended its Certificate of Incorporation to change its name to Advanced Plant Pharmaceuticals, Inc.

Business of the Company; principal products and services. The Company is a development stage company that utilizes whole plants to develop all natural dietary supplements. The Company has what it believes is a unique thirteen step process (the "Process") utilizing whole plants for the production of dietary supplements. The Company believes that its Process will (i) preserve, in the dietary supplements produced with such Process, virtually the whole of the natural ingredients found in the plant and (ii) will result in all of the dietary supplements produced with such Process using the same plants in the same proportions, having near identical ingredient formulations. The Company believes that the current technology used by other producers of dietary supplements extracts natural ingredients and nutrients from a plant through an extraction process using alcohol which, the Company believes, changes the chemical formation of the plant and destroys many of the natural ingredients the plant has to offer. The Company's Process, however, utilizes the whole plant without the use of alcohol and allows the use of nearly the whole of the natural ingredients available from the plant.

The Company has applied its Process to manufacture garlic in the form of a dietary supplement. According to Paavo Airola, P.H.D., author of The Miracle of Garlic, Garlic is believed to have preventive and/or therapeutic benefits in the treatment of high blood pressure, atherosclerosis, tuberculosis, arthritis and cancer. The Company hopes to expand its product line, using the Process, to produce dietary supplements from herbs such as St. John's Wort, Kava Kava, Ginko Biloba and Echinacea. While the Company hopes to apply for a patent on its Process, the Company, as of the date of this report, does not have the necessary funds to make or prosecute any patent application.

The Company has also developed two dietary supplements, Lo-Chol and Perthon/Abavca (the latter hereafter referred to as "ACA"), which are comprised of several specific botanical components. The labels for these products contain statutory disclaimers in accordance with the requirements of the Federal Food, Drug and Cosmetic Act, as amended by the Dietary Supplement Health and Education Act of 1994, stating that the products have not been evaluated by the Food and Drug Administration ("FDA") and that the products are not intended to diagnose, treat, cure, or prevent diseases, and the label does not contain a claim that the product will diagnose, mitigate, treat, cure, or prevent a specific disease or class of disease. The Company believes that its patented, all natural, dietary supplement, Lo-Chol, comprised of six specific botanical components, is a cholesterol lowering agent. The Company's belief with respect to the cholesterol lowering qualities of Lo-Chol is based on a study of four hundred people performed in Australia by several physicians hired by the Company to do such study in 1990. Such study indicated that when used in the context of good dietary practices, Lo-Chol not only lowers total cholesterol and triglycerides, but also increases HDL (High Density Lipoprotein which is health associated cholesterol) and balances the proportion of HDL to LDL (Low Density Lipoprotein which is disease associated cholesterol). Because the Company believes that Lo-Chol, as a dietary supplement, does not need to be approved by the FDA, such studies performed with Lo-Chol were not performed in accordance with FDA standards and therefore the Company cannot give any assurance that this dietary supplement would receive FDA approval as an effective treatment for high cholesterol. Furthermore, pursuant to the federal statute referred to above, the label used for the Lo-Chol package cannot make a claim that Lo-Chol lowers cholesterol or triglycerides.

The Company has also developed an all natural dietary supplement called ACA which the Company believes is an immune system enhancer. The Company believes that ACA has the ability to improve the quality of life of patients suffering from HIV-AIDS; specifically, to reverse glandular swelling, promote weight gain, improve response to skin hypersensitivity tests and increase the circulating concentration of helper T cells (CD4-positive cells). The Company's belief with respect to the therapeutic qualities of ACA is based on a limited study of fifteen patients suffering from HIV-AIDS in Australia performed by several physicians hired by the Company to do such study between 1989 and 1993. Such study of the effectiveness of ACA was not performed in accordance with FDA standards and therefore the Company cannot give any assurance that this dietary supplement would receive FDA approval as an effective treatment for HIV-AIDS. Although the Company believes that ACA, as a dietary supplement, does not need to be approved by the FDA, ACA has received from the FDA the status of an investigational new drug ("IND") which permits the Company to proceed with Phase II clinical trials. Furthermore, pursuant to the federal statute referred to above, the label used for the ACA package cannot make a claim that ACA is an effective treatment for HIV-AIDS.

Status of newly announced products. Research and development has been completed on Lo-Chol and ACA. The Company is ready to market, distribute and sell its products on a local and international level. The Company maintains an Internet site at http://www.AdvancedPlant Pharm.com for access to information on the Company and for purchase of the Company's products on-line. The Company's products are also available for purchase on other web sites.

Sources of material. The Company uses a raw material supplier located in Brooklyn, New York, as its main supplier and source for the specific plants and other ingredients used for manufacturing its dietary supplements. The Company believes that there are many other suppliers from which it can purchase the plants and other ingredients it needs.

Patents and trademarks. The Company has a patent for its herbal composition, Lo-Chol, patent No. 5,707,631, that was issued by the U.S. Patent Office to the Company on January 13, 1998. Lo-Chol is patented as an all-natural, fully standardized, dietary supplement comprised of 6 specific botanical components to act synergistically to help maintain healthy cholesterol levels.

Government regulations. In accordance with the Federal Food, Drug and Cosmetic Act, as amended by the Dietary Supplement Health and Education Act of 1994 ("FD&C Act"), the Company meets specific requirements in labeling their products. Specifically, the statute requires that dietary supplements be labeled as such, that the dietary support claim be submitted to the FDA within thirty days after its first use, that the labeling bear a statutorily-prescribed disclaimer stating that the claim has not been evaluated by the FDA and that the product is not intended to diagnose, treat, cure, or prevent diseases, and that the labeling does not contain a claim that the product will diagnose, mitigate, treat, cure, or prevent a specific disease or class of disease.

APPI continues to focus on the research and development of plant based dietary supplements. During July 1999, the Company acquired exclusive rights and interests to a thirteen step process which utilizes virtually the whole of the nutrients found in plants to manufacture all natural herbal dietary supplements. The purchase price for the process was 12,000.000 shares of Common Stock. None of these shares were isssued during the year 2000. The Company intends to use this process to manufacture products that it hopes to distribute worldwide through various sales distribution contracts.

On February 28, 2000, the Company entered into an Asset Purchase Agreement with Dr. Bielory to purchase his various allergy and nasal formulations. This Agreement was approved by the Board of Directors on September 6, 2000. Dr. Bielory was granted a five year option to purchase an aggregate of 18,000,000 shares of the Company's Common Stock, par value $0.0007 per share, at an exercise price of $180.00.

Sinusol(tm), being one of the formulations purchased from Dr. Bielory, is a generalized base solution for the development of an extensive line of specialty products related to allergy and sinus conditions. The ingredients include a mixture of gently pH-balanced essential mineral oils that combat the various symptoms related to allergies and sinus disorders, including congestions, irritated nasal mucosa and bacterial and fungal infections. Specialized advanced formulations are being reviewed for patent submission.

Management believes that it can continue to obtain additional capital. However, if additional financing is not obtained, the Company might be forced to cease operations.

         Since its inception, the Company has had significant operating losses and working capital deficits. The Company's continued existence has been dependant on cash proceeds received from the sale of its common stock and the willingness of vendors to accept stock in lieu of cash payments for their services. Employees have also accepted deferrals of wage payments. The Company hopes to reverse this trend by generating cash inflows through the sale of new products that they have developed. To accomplish this objective, the Company will require working capital to satisfy current operating expenses, and to produce inventory, during the interim period preceding such time as the revenue cycle begins generating cash. However, to date, sales have not materialized and the Company has run out of capital.

As of the beginning of August 2000 we did not have any cash on hand or accounts receivable. The Company's two employees have deferred payment of their salaries for the past eight weeks. While we are negotiating with potential investors to secure cash infusions into the Company, if we do not find any cash investors we will be unable to operate our business for any significant length of time.

If we secure funds we intend to use our Process to expand our product line to include herbal dietary supplements such as St. John's Wort, Kava Kava, Ginko Biloba and Echinacea. We estimate that the initial production and preliminary marketing of these four herbal products to potential domestic and international distributors and wholesalers will cost approximately $60,000.

In addition, upon the securing of funds, the Company intends to market its new products, obtained in February, 2000, obtained from Dr. Bielory.

We do not expect to purchase or sell any manufacturing facilities or significant equipment over the next twelve months. We do not foresee any significant changes in the number of employees we will employ over the next twelve months.


EMPLOYEES

As of June 1, 2001, we employed 3 persons, all of whom are full-time employees, including three executive officers. Our employment reflects our outsourcing of manufacturing and the establishment of strategic partnerships that allows us to minimize staffing. We believe that we have good relationships with our employees. None of our employees belong to a labor union.

THE OFFERING

     Common stock offered by selling shareholders            44,245,122   shares

     Common stock outstanding prior to the offering         148,203,710   shares

     Common stock to be outstanding after the offering      192,398,832   shares



     Nasdaq BB LISTING Market symbol....  APPI





RISK FACTORS


         You should carefully consider the risks described below before making a decision to invest in Advanced Plant Pharmaceuticals. Our business, financial condition and results of operations could be adversely affected by these risks. You should be able to bear a complete loss of your investment.


We May Not Be Able To Manage Our Planned Rapid Growth.

         We expect to grow rapidly in the future. As a result, comparing our period-to-period operating results may not be meaningful and results of operations from prior periods may not be indicative of future results.

         Implementation of our growth strategy is subject to risks beyond our control, including competition, market acceptance of new products, changes in economic conditions, and our ability to finance increased levels of accounts receivable and inventory necessary to support sales growth, if any. Accordingly, we cannot assure you that our growth strategy will be implemented successfully.


A Few Customers May Account For A Large Portion Of Our Sales.

         In the early stage of our development of new products, a few customers may account for a large portion of sales. Except for receiving purchase orders for our products, we do expect to have written contracts with or commitments from any of our customers. A substantial reduction in or termination of orders from any large customer could adversely affect our business, financial condition and results of operations. In addition, pressure by a large customer seeking a reduction in prices, financial incentives, a change in other terms of sale or for our company to bear the risks and the cost of carrying inventory could also adversely affect our business, financial condition and results of operations.

We Depend On Our Key Personnel.

         Our success is largely dependent upon the experience and continued services of David Lieberman and Dr. Leonard Bielory. We cannot assure you that we would be able to find appropriate replacements for Mr. Lieberman or Dr. Bielory if the need should arise, and any loss or interruption of Mr. Lieberman or Dr. Bielory services could adversely affect our business, financial condition and results of operations.

         We do not maintain key-man life on Mr. Lieberman or Dr. Bielory. Should either or both die, there may be serious and adverse consequences for the company.


Future Business Acquisitions.

The Company is engaging in preliminary talks, through various consultants, to make acquisitions outside its current business, such as tire recycling. If such acquisitions do occur, it is the intention of the Company to change the name of the Company and the business focus of the Company. Tire recycling business is volatile. There is no assurance that we will be successful in operating in this field.


The Market Price Of Our Common Stock Will Be Volatile.

         Market prices of the securities of recycling companies are often volatile. The market price of our common stock will be affected by many factors, including:

          -    fluctuations in our financial results;
          - the actions of our customers and competitors (including new product line announcements and instructions);
          -    new regulations affecting foreign manufacturing;
          -    other factors affecting the toy industry in general; and
          -    sales of our common stock into the public market.

         In addition, the stock market periodically has experienced significant price and volume fluctuations which may have been unrelated to the operating performance of particular companies. The registration of these shares will have a depressive effect on the market price of our common stock.

Future Sales Of Our Shares Could Adversely Affect Our Stock Price.

         As of January 1, 2001, there were 23,428,114 shares of our common stock outstanding. An additional 26,025,000 shares of our common stock are issuable upon the conversion of our convertible preferred stock and upon the exercise of currently exercisable warrants and options. If all these shares were issued, we would have 54,710,614 shares of our common stock outstanding. Of this, 20,000,000 are shares that may be obtained from the conversion of the convertible preferred stock that requires the company to first obtain sales of $5 million and $10 million, respectively.


Our Management Exercises Substantial Control Over Our Business.

         As of January 1, 2001, our directors and executive officers beneficially own upon conversion of stock options, in the aggregate, 6,521,407 shares of our common stock, representing approximately 47.7% of common stock outstanding.

In Our Operating History, We May Not Be Able To Successfully Manage Our Business To Achieve Profitability.

         We may not be able to grow our business as planned or ever become a profitable business. Because of this very limited operating history, there are no meaningful financial results which you can use to evaluate the merits of making an investment in us. Accordingly, investment decisions must be made based on our business prospects. Our business prospects are subject to all the risks, expenses and uncertainties encountered by any new venture. We also face the risks inherent in operating in the rapidly evolving markets for Internet products and services. If we are unable to successfully address these risks or grow our business as planned, the value of our common stock will be diminished.

The Report Of Our Independent Accountants Contains A Going Concern Qualification Which States That We May Not Be Able To Continue Our Operations.

         Our independent certified public accountants' report for the last fiscal year ended December 31, 2000 contains an explanatory paragraph. This paragraph states that our limited working capital position raises substantial doubt about our ability to continue as a going concern.


This Prospectus Contains Forward-Looking Statements. These Statements May Prove To Be Inaccurate.

         Some  of  the  statements  in  this   prospectus  are   forward-looking
statements  that  involve  risks  and   uncertainties.   These   forward-looking
statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

"may," "plans," "will," "expects," "should," "believes," "estimates," "intends" and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements.

USE OF PROCEEDS

         The Company will not receive any proceeds from the sale by the Selling Shareholders. The Company will receive the proceeds from the sale of securities registered herein and held until the Company determines it is needed to sell the securities. All the Selling Shareholder's will have the opportunity to sell their registered shares after the effective date of this registration statement become effective.


DILUTION

         A company's net tangible book value is equal to its total tangible assets minus its total liabilities. A company's net tangible book value per share is calculated by dividing its net tangible book value, by the total number of shares of common stock outstanding. As of December 31, 2000, we had a net tangible book value of (nil), or approximately ($0.00)per share of common stock.

         There is dilution upon the registration of the shares of the Selling Shareholders.


SELLING SHARE HOLDERS and SECURITY HOLDERS

         Except as otherwise indicated, the following table sets forth certain information regarding the beneficial ownership of our common stock as of January 1, 2001 by the shareholders of the Company who are offering securities pursuant to this prospectus. Beneficial ownership includes shares for which an individual, directly or indirectly, has or shares, voting or investment power or both. All of the listed persons have sole voting and investment power over the shares listed opposite their names unless otherwise indicated in the notes below. None of the Selling Shareholders have been an officer, or held any other material relationship with Advanced Plant Pharmaceuticals, or its affiliates or predecessors within the last three years. We will receive no proceeds from the sale of these shares.

                                             Number of            % of shares
Name                                       shares offered         Outstanding
----                                       --------------         ----------
Rick Bodamer                                75,000 (1)
Lou Lopriore                                75,000 (1)
America Botanical Industries, Ltd.         395,766 (1)
Robert and Jaqueline Monette               450,000 (1) (2)
David and Lisa Fox                          50,000 (1)
Summa Capital, Inc.                        300,000 (2)
Charles Moskowitz                          160,000 (1)
National Brokers Associates, Inc.          760,000 (2)
American Lifestyle.com                     100,000 (2)
Jack Bienfield                             125,000 (3)
Mark Cooper                                125,000 (3)
Sam Berkowitz                            6,060,606 (1)
Sam Berkowitz                            2,000,000 (4)
David Lieberman                          3,000,000 (4)
Dr. Leonard Bielory                      3,000,000 (4)
Barry Clare                              6,000,000 (1)(2)
Jerome Berkowitz                         1,500,000 (1)
Daniel Berkowitz                           500,000 (1)
Ezriel Silberberg                       10,000,000 (1)
Shares for Equity Line                  10,000,000 (5)

TOTAL TO REGISTER                       44,245,122

-----------------

(1) Represents shares issued in exchange for services and settlement of debt.
(2)      Represents shares issued in exchange for services.
(3)      Represents shares issued in exchange for salary due
(4) Represents shares issued pursuant to Bonus for the year 1999, as approved by Board of Directors of the Company.
(5)      Shares being registered in anticipation of equity line of credit

DESCRIPTION OF SECURITIES

GENERAL

         Our authorized capital stock consists of 250,000,000 shares of common stock, $.01 par value per share, and 5,000,000 shares of preferred stock, $.0001 par value per share. Upon consummation of this offering, there will be 192,398,832 shares of common stock and no shares of preferred stock outstanding.


COMMON STOCK

         The authorized capital stock consists of 250,000,000 shares of common stock, $.01 par value ("Common Stock"). The Company is also authorized to issue 5,000,000 shares of preferred stock, par value $.0007. The Company has not issued and has no current plans to issue any preferred stock. The preferences for the preferred stock, when and if any are issued, are to be determined by the Company's Board of Directors. The availability of such preference shares with preferences to be established by the Company's Board of Directors, would have the effect of discouraging any persons or other companies from seeking to acquire shares of the Company's Common Stock at prices greater than the prices at which the Company's Common Stock is trading in the public securities markets. The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our Certificate of Incorporation and Bylaws, which are included as exhibits to this registration statement and by the provisions of applicable Delaware law.

         As of June 4, 2001, there were 148,203,710 shares of Common Stock outstanding, held of record by approximately 1,000 stockholders. In addition, as of March 31, 2001, there were 12,000,000 shares of Common Stock subject to outstanding options.

         The holders of Common Stock are entitled to one vote per share for the selection of directors and all other purposes and do not have cumulative voting rights. The holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors, and in the event of the liquidation by the Company, to receive pro-rata, all assets remaining after payment of debts and expenses and liquidation of the preferred stock. Holders of the Common Stock do not have any pre-emptive or other rights to subscribe for or purchase additional shares of capital stock, no conversion rights, redemption, or sinking-fund provisions. In the event of dissolution, whether voluntary or involuntary, of the Company, each share of the Common Stock is entitled to share ratably in the assets available for distribution to holders of the equity securities after satisfaction of all liabilities. All the outstanding shares of Common Stock are fully paid and non-assessable.


PREFERRED STOCK

         The Board of Directors of the Company (without further action by the shareholders), has the option to issue from time to time authorized un-issued shares of Preferred Stock and determine the terms, limitations, residual rights, and preferences of such shares. The Company has the authority to issue up to 5,000,000 shares of Preferred Stock pursuant to action by its Board of Directors. As of the date of this registration statement, the Company has no outstanding shares of Preferred Stock issued and outstanding.

In the future, the Board of Directors of the Company has the authority to issue shares of Preferred Stock in series with rights, designations and preferences as determined by the Board of Directors. When any shares of Preferred Stock are issued, certain rights of the holders of Preferred Stock may affect the rights of the holders of Common Stock. The authority of the Board of Directors to issue shares of Preferred Stock with characteristics which it determines (such as preferential voting, conversion, redemption and liquidation rights) may have a deterrent effect on persons who might wish to take a takeover bid to purchase shares of the Company at a price, which might be attractive to its shareholders. However, the Board of Directors must fulfill its fiduciary obligation of the Company and its shareholders in evaluating an takeover bid.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

         The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Delaware law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

         Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

DELAWARE ANTI-TAKEOVER LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS

         Provisions of Delaware law and our Certificate of Incorporation and Bylaws could make more difficult our acquisition by a third party and the removal of our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with proponent of an unfriendly or unsolicited acquisition proposal outweigh the disadvantages of discouraging such proposals because, among other things, negotiation could result in an improvement of their terms.

         We are subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

         - the Board of Directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;
         - upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or
         - on or subsequent to such date the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders.

         A "business combination" generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of the corporation's voting stock.


DIVIDENDS

         The Company has not paid any cash dividends on its common or preferred stock and does not anticipate paying any such cash dividends in the foreseeable future. Earnings, if any, will be retained to finance future growth. The Company may issue shares of its common stock and preferred stock in private or public offerings to obtain financing, capital or to acquire other businesses that can improve the performance and growth of the Company. Issuance and or sales of substantial amounts of common stock could adversely affect prevailing market prices in the common stock of the Company.


TRANSFER AGENT

         The transfer agent for the Company is: Continental Stock Transfer & Trust Company, Two Broadway, New York, New York 10004.


SHARES ELIGIBLE FOR FUTURE SALE

         As of the date of this Prospectus, the Company had outstanding 148,203,710 shares of its Common Stock. Of this amount, 7,558,250 shares of Common Stock are being registered on behalf of the Selling Shareholders. Of these shares, the 7,558,250 shares of Common Stock sold in this offering will be freely tradable without restriction or limitation under the Securities Act, except for any shares purchased by "Affiliates" or persons acting as "Underwriters" as these terms are defined under the Securities Act.

         The  shares  of  Common  Stock  held  by  existing   shareholders   are
"Restricted" within the meaning of Rule 144 adopted under the Securities Act (the "Restricted Shares"), and may not be sold unless they are registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemptions provided by Rule 144 and Rule 701 promulgated under the Securities Act. The Restricted Shares were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Securities Act and may only be sold in accordance with the provisions of Rule 144 or Rule 701 of the Securities Act.

         In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, any person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned shares for a period of at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

                  (1) 1% of the then-outstanding shares of common stock; and
                  (2) the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of such sale on Form 144 is filed with the Securities and Exchange Commission.

         Sales under Rule 144 are also subject to provisions relating to notice and manner of sale and the availability of current public information about us. In addition, a person (or persons whose shares are aggregated) who has not been an affiliate of us at any time during the 90 days immediately preceding a sale, and who has beneficially owned the shares for at least two years, would be entitled to sell such shares under Rule 144(k) without regard to the volume limitation and other conditions described above. While the foregoing discussion is intended to summarize the material provisions of Rule 144, it may not describe all of the applicable provisions of Rule 144, and, accordingly, you are encouraged to consult the full text of that Rule.

         In addition, our employees, directors, officers, advisors or consultants who were issued shares pursuant to a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, which permits non-affiliates to sell their Rule 701 shares without having to comply with the public information, holding period, volume limitation or notice provisions of Rule 144, and permits affiliates to sell their Rule 701 shares without having to comply with Rule 144's holding period restrictions, in each case commencing 90 days after the date of this prospectus.

         The possibility of future sales by existing stockholders under Rule 144 or otherwise including the sale of 20,060,606 shares registered under the Securities Act pursuant to this prospectus, will, in the future, have a depressive effect on the market price of our Common Stock, and such sales, if substantial might also adversely affect the Company's ability to raise additional capital. See "Description of Securities" and "Plan of Distribution."


PLAN OF DISTRIBUTION

         Advanced Plant Pharmaceuticals is registering the shares on behalf of the selling shareholders, as well as registering shares for sale by the Company to raise capital. Selling shareholders include donees and pledgees selling shares received from a named selling shareholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by Advanced Plant Pharmaceuticals. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders.

         Sales of shares may be effected by selling shareholders from time to time in one or more types of transactions (which may include block transactions) on Nasdaq, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers.

         The selling shareholders have advised Advanced Plant Pharmaceuticals that they have not entered into any agreements, understandings or arrangements with any underwriters or brokers-dealers regarding the sale of their securities. In addition, there is not an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

         The selling shareholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. The compensation paid as to a particular broker-dealer might be in excess of customary commissions.

         The selling shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be underwriters within the meaning of
Section 2(11) of the Securities Act. And, any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

         Because selling shareholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Advanced Plant Pharmaceuticals has informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         Upon Advanced Plant Pharmaceuticals being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Act. The supplement shall disclose (1) the name of each such selling shareholder and of the participating broker-dealer(s), (2) the number of shares involved, (3) the price at which such shares were sold, (4) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (5) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (6) other facts material to the transaction. In addition, upon Advanced Plant Pharmaceuticals being notified by a selling shareholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.


WHERE YOU CAN FIND MORE INFORMATION

         We will continue to file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. These documents are also available at the public reference rooms at the SEC's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the SEC. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all of the information included in the registration statement. For further information about us and our common stock, you may refer to the registration statement and its exhibits and schedules. You can review and copy these documents at the public reference facilities maintained by the SEC or on the SEC's web site as described above.

         This prospectus may contain summaries of contracts or other documents. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

LEGAL MATTERS

         Legal matters in connection with this offering are being passed upon by the law firm of Michael S. Krome, P.C. Michael S. Krome, P.C. was issued 555,000 shares of Common Stock in exchange legal services performed in connection with this registration statement and other legal work.


EXPERTS

         The financial statements included in this prospectus and in the registration statement have been audited by Michael C. Finkelstein & Co., CPA, independent certified public auditors, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report, given upon the authority of Michael C. Finkelstein & Co., CPA, as experts in auditing and accounting. This report contains an explanatory paragraph indicating substantial doubt about our ability to continue as a going concern.


DESCRIPTION OF PROPERTY

         We lease approximately 800 square feet of space at 43 Werst 43rd Street, New York, New York 10001. The space is adequate for the Company for the foreseeable future.


LEGAL PROCEEDINGS

         There is no pending litigation against the Company.


MANAGEMENT

         Because we are a small company, we are currently dependent on the efforts of a limited number of management personnel. We believe that, given the development stage of our business and the large amount of responsibility being placed on each member of our management team, the loss of the services of any member of this team at the present time would harm our business. Each member of our management team supervises the operation and growth of one or more integral parts of our business.


DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth certain information with respect to each person who is a director or an executive officer of the Company as of May 16, 2001.

Name                           Age              Position
-------------                  ---              --------
David Lieberman                38               President and Director

Dr. Leonard Bielory            46               Chairman and Scientific Director

         David Lieberman has served as President of the Company since July 1, 1996, and as a member of its Board of Directors since June 1996. Since 1991, he has worked in the offices of the Chief Rabbi of Bnai Brak, Israel. He also serves as a consultant for Osem Industries, Inc., an international food conglomerate located in Israel.

         Leonard Bielory, M.D. serves as Chairman and Scientific Director of the Company since March 15, 2000. Dr. Bielory is presently the Director of the Division of Allergy, Immunology and Rheumatology and is the Director of the Division of Asthma and Allergy at the New Jersey Medical School where he is also an Associate Professor of Medicine, Pediatrics and Ophthalmology. Dr. Bielory serves as the Chairman of the Board and President of the University Physician Associates -- the New Jersey Medical School Faculty Practice. Dr. Bielory currently serves as a consultant on allergy and immunology to Newark Beth Israel Hospital, Newark, NJ, and to Saint Barnabas Medical Center, Livingston, NJ.

         All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings.


EXECUTIVE OFFICERS

         Officers are elected annually by the Board of Directors and serve at the direction of the Board of Directors. The Company's two executive officers, David Lieberman and Dr. Leonard Bielory are also directors of the Company. Information with regard to such persons is set forth above under the heading "Nominees." On April 7, 2000, Mr. Barry Clare resigned as the Company's Chief Operating Officer. He remains an employee of the Company.

Board of Directors

         The Company's Bylaws fix the size of the Board of Directors at no fewer than one and no more than seven members, to be elected annually by a plurality of the votes cast by the holders of Common Stock, and to serve until the next annual meeting of stockholders and until their successors have been elected or until their earlier resignation or removal. Currently, there are two (2) directors who were elected in April 2000.

Director Compensation

         A director who is an employee of the Company receives no additional compensation for services as director or for attendance at or participation in meetings except reimbursement of out-of-pocket expenses and options. Outside directors will be reimbursed for out-of-pocket expenditures incurred in attending or otherwise participating in meetings and may be issued stock options for serving as a director. The Company has no other arrangements regarding compensation for services as a director.

         A person is deemed to beneficially own voting securities that can be acquired by that person within 60 days from the date of this prospectus upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that the options held by that person, but not those held by any other person, and which are exercisable within 60 days of the date of this prospectus have been exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.


EXECUTIVE COMPENSATION

         The following table shows the compensation paid or accrued by the Company for the year ended December 30, 2000, to or for the account of the Chief Executive Officer. No other executive officer of the Company received an annual salary and bonus in excess of $100,000 or more during the stated period. Accordingly, the summary compensation table does not include compensation of other executive officers.

                                                     OTHER ANNUAL
NAME AND PRINCIPAL POSITION   YEAR   SALARY ($)      COMPENSATION($)  OPTIONS(#)
---------------------------   ----   ----------      ---------------  ----------
David Lieberman               2000   $135,000(1)
    Chief Executive Officer   1999   $135,000(2)       $30,000(3)     750,000(3)
                              1998   $135,000(4)(5)       --             --

---------------

(1) Of the $135,000 owed to Mr. Lieberman as salary for this period, $14,000 was paid to him and the remaining $121,000 has accrued to him, leaving a total of $299,000 due but not yet paid.
(2) Of the $135,000 owed to Mr. Lieberman as salary for 1999, $19,000 was paid to him and the remaining $116,000 has accrued to him, but has not yet been paid.
(3) The market value of the Company's Common Stock at the time the option was granted to Mr. Lieberman was $.05 per share, resulting in Other Annual Compensation to Mr. Lieberman of $30,000.
(4) During 1999, the Company issued to Mr. Lieberman 17,000,000 shares of its Common Stock, valued in the aggregate at $170,000, or $.01 per share. Such issuance was reimbursement to Mr. Lieberman for $67,500, $80,000 and $22,500 of salary accrued to Mr. Lieberman for services rendered by him as the Company's President during 1996, 1997 and 1998, respectively, but yet unpaid.
(5) Of the $135,000 owed to C.J. Lieberman as salary for this period, (a) $50,000 was paid to Mr. Lieberman in the form of an issuance to him of 800,000 shares of Common Stock valued at the time of issuance at $.0625 per share, and (b) $22,500 was paid to C.J. Lieberman in the form of an issuance to him of a portion of the 17,000,000 shares issued to C.J. Lieberman as discussed in Note 3, above. The remaining $62,500 of salary due C.J. Lieberman has accrued to him, but has not yet been paid.

         The Company has a consulting Agreement with C.J. Leiberman. Pursuant to said Agreement, he is to receive options to purchase 750,000 shares. His duties are to consult with the Company on the acquisition of new pharmaceutical products, marketing and general business advice for expansion of marketing and other various needs of the Company in connection with the pharmaceutical industry.


EXECUTIVE OFFICERS

         Officers are elected annually by the Board of Directors and serve at the direction of the Board of Directors. The Company's two executive officers, David Lieberman and Dr. Leonard Bielory are also directors of the Company. Information with regard to such persons is set forth above under the heading "Nominees." On April 7, 2000, Mr. Barry Clare resigned as the Company's Chief Operating Officer. He remains an employee of the Company.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

TABLE OF CONTENTS
                                                              Page
                                                              ----
Prospectus Summary...........................
Summary Financial Information................
Risk Factors.................................
Forward-Looking Information..................
Use of Proceeds..............................
Dilution.....................................
Selected Financial Data......................
Management's Discussion and
Analysis of Financial Condition
and Results of Operations....................
Business.....................................
Management...................................
Security Ownership of Certain
Beneficial Owners and Management.............
Selling and Principal Shareholders...........
Certain Transactions.........................
Description of Securities....................
Shares Eligible for Future Sale..............
Plan of Distribution.........................
Legal Matters................................
Experts......................................
Financial Statements.........................

Until May 16, 2001, all dealers that effect transaction in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

         The following table sets forth the expenses, other than the underwriting discounts and commissions, paid or payable by the Registrant in connection with the distribution of the securities being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

         Securities and Exchange Commission registration fee........   $   561
         Accounting fees and expenses...............................   $10,000
         Legal fees and expenses....................................   $25,000
         Printing and engraving expenses............................   $ 2,500
         Blue Sky fees and expenses (including legal fees)..........   $ 2,500
                  TOTAL.............................................   $40,561
                                                                       =======

                      Advanced Plant Pharmaceuticals, Inc.
                      ------------------------------------

                                   PROSPECTUS
                                   ----------

                                  May 16, 2001
                                  ------------


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers.
         -----------------------------------------

         Limitation of Liability and Indemnification matters

         The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

         This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Delaware General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         The Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law. The Registrant's bylaws also require the Registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the Registrant or as a director, officer, employee benefit plan or other enterprise, if serving as such at the
Registrant's request. The Registrant's bylaws also permit the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity. The Registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by Florida law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.

Item 26. Recent Sales of Unregistered Securities.
         ---------------------------------------

         The following information describes sales of unregistered securities by the Registrant since December 31, 2001.

                                         Number of              % of shares
Name                                     shares offered         Outstanding
----                                     --------------         -----------
Rick Bodamer                                75,000 (1)
Lou Lopriore                                75,000 (1)
America Botanical Industries, Ltd.         395,766 (1)
Robert and Jaqueline Monette               450,000 (1) (2)
David and Lisa Fox                          50,000 (1)
Summa Capital, Inc.                        300,000 (2)
Charles Moskowitz                          160,000 (1)
National Brokers Associates, Inc.          760,000 (2)
American Lifestyle.com                     100,000 (2)
Jack Bienfield                             125,000 (3)
Mark Cooper                                125,000 (3)
Sam Berkowitz                            6,060,606 (1)
Sam Berkowitz                            2,000,000 (4)
David Lieberman                          3,000,000 (4)
Dr. Leonard Bileory                      3,000,000 (4)
Barry Clare                              6,000,000 (1)(2)
Jerome Berkowitz                         1,500,000 (1)
Daniel Berkowitz                           500,000 (1)
Ezriel Silberberg                       10,000,000 (1)
Shares for Equity Line                  10,000,000 (5)

TOTAL TO REGISTER                       44,245,122

---------------

(1) Represents shares issued in exchange for services and settlement of debt.
(2)      Represents shares issued in exchange for services.
(3)      Represents shares issued in exchange for salary due
(4) Represents shares issued pursuant to Bonus for the year 1999, as approved by Board of Directors of the Company.
(5)      Shares being registered in anticipation of equity line of credit

Item 27. Exhibits and Financial Statement Schedule.
         -----------------------------------------

         (a)      The following documents are filed as part of this report:

                  (1)(2) CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. A list of the Consolidated Financial Statements filed as part of this Report is set forth in Item 8 and appears at Page F-1 of this Report; which list is incorporated herein by reference. The Financial Statement Schedules and the Report of Independent Auditors as to Schedules follow the Exhibits.

         (b)      (3) EXHIBITS.


         All  of  the  items  below  are   incorporated   by  reference  to  the
Registrant's General Form 10-SB and amendments for Registration of Securities as previously filed.



                       EXHIBITS AND SEC REFERENCE NUMBERS


         Number   Title of Document
         ------   -----------------
         2(a)     Certificate of Incorporation (2)
         2(b)     Agreement and Plan of Merger (2)
         2(c)     By-Laws (2)
         5.1      Opinion of Michael S. Krome, P.C. (1)
         23.1     Consent of Michael C. Kinkelstei,  & Co., C.P.A.,  Independent
                  Auditor
         24.2     Consent of Michael S. Krome, P.C. (included in Exhibit 5.1)

(1)     Filed Herewith.
(2)     Filed as exhibits to Form 10-SB, dated, July 23, 1999

Item 28. Undertakings.
         ------------

         The undersigned registrant hereby undertakes to provide to the underwriters at the closing, specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby further undertakes that:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
                  (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filled by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Form SB-2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 16th day of May, 2001.

                                            Advanced Plant Pharmaceuticals, Inc.

Date: May 16, 2001                          By: /s/ David Lieberman
                                               ---------------------------
                                               David Lieberman, President


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities indicated, on the dates stated.


Signature                              Capacity                    Date
---------                              --------                    ----

/s/ Dr. Leonard Bielory         Chairman of the Board          May 16, 2001
-----------------------
Dr. Leonard Bileory



/s/ David Lieberman             President and Director         May 16, 2001
-----------------------
David Lieberman



LEGEND TO BE INSERTED ALONG LEFT-HAND SIDE OF COVER PAGE OF PROSPECTUS:



The information in this prospectus is not complete and may be changed. Advanced Plant Pharmaceutical Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.